Exhibit 10.81

ENVIRONMENTAL POWER CORPORATION

Incentive Stock Option Agreement

Granted under the 2005 Equity Incentive Plan

This Incentive Stock Option Agreement (the “Agreement”) is made effective as of the 1st day of July, 2005 (the “Effective Date”), by and between Environmental Power Corporation, a Delaware corporation (the “Company”) and John F. O’Neill, an individual resident of Massachusetts (“Employee”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants Employee the right and option (the “Option”) to purchase all or any part of an aggregate of One Hundred Fifty Thousand (150,000) shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), at an exercise price of $5.48 per share on the terms and conditions set forth in this Agreement and in the Company’s 2005 Equity Incentive Plan (the “Plan”). It is understood and agreed that the exercise price is equal to the per share fair market value of such shares at the time this Option was granted by action of the Company’s Board of Directors or the Compensation Committee thereof, as such fair market value is determined in accordance with the applicable provisions of the Plan. The Option is intended to be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code. The Option is issued pursuant to the Plan and is subject to its terms. A copy of the Plan will be furnished upon request of Employee.

The Option shall terminate at the close of business on June 26, 2015 or such earlier date as is prescribed by the terms of this Agreement. Employee shall not have any of the rights of a shareholder with respect to the shares subject to the Option until certificates representing such shares shall be issued to Employee upon the proper exercise of the Option.

2. Vesting of Option Rights.

(a) Except as otherwise provided in Sections 3 or 4 of this Agreement, the Option may be exercised by Employee in accordance with the following schedule:

On or after each of the following dates	Number of shares with respect to which the Option is exercisable

Effective Date	50,000

1st Anniversary of the Effective Date	100,000

2nd Anniversary of the Effective Date	150,000

(b) Employee understands that, to the extent that the aggregate fair market value (determined at the time the option was granted) of the shares of Common Stock subject to all options held by the Employee that are (i) “incentive stock options” within the meaning of Section 422 of the Code and (ii) exercisable for the first time by Employee during any calendar year exceeds $100,000, in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as incentive stock options.

(c) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

3. Acceleration of Exercisability Upon Change in Control.

(a) Notwithstanding the foregoing Section 2(a), upon the occurrence of a “Change in Control” (as defined below) during the time Employee is employed by the Company, the following provisions shall apply:

(i) If in connection with the Change in Control, the Acquiring Person (as defined below) elects to continue this Option in effect and to replace the shares of Common Stock issuable upon exercise of this Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, this Option shall become exercisable (A) in full if within twelve months of the date of the Change in Control, (I) Employee’s employment with the Company (or any successor company or affiliated entity with which Employee is then employed) is terminated by the Company or such other employer without Cause (as defined below) or (II) Employee’s employment with the Company (or any successor company or affiliated entity with which Employee is then employed) is terminated by the Employee for “Good Reason” (as defined below), or (B) on any earlier date provided under Section 2 of this Agreement. In the event of any such Change in Control, the number of shares issuable upon exercise of this Option shall be determined by using the exchange ratio used for other outstanding shares of the Company’s Common Stock in connection with the Change in Control, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the Acquiring Person and the Continuing Directors (as defined below), and the exercise price per share shall be adjusted accordingly so as to preserve the same economic value in this Option as existed prior to the Change in Control. Also in the event of any such Change in Control, all references herein to the Common Stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of this Option, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of this Option shall continue in effect except as and to the extent modified by this subparagraph.

(ii) If the Change in Control does not meet the criteria specified in subparagraph (a)(i) above, this Option shall become exercisable in full immediately upon the Change in Control.

(b) For purposes hereof, the following terms shall have the definitions set forth below:

(i) “Change in Control” shall mean:

(A) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than (x) the Company or any of its subsidiaries or (y) any person, entity or “group” which is the beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities as of the date of this Agreement, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions;

(B) the “Continuing Directors” (as defined below) cease to constitute a majority of the Company’s Board of Directors;

(C) the shareholders of the Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (other than any sale, lease, exchange or transfer of all or substantially all of the capital stock or assets of either or both of EPC Corporation or Buzzard Power Corporation, each of which is a subsidiary of the Company); or (z) any plan of liquidation or dissolution of the Company; or

(D) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(ii) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, who, while such a person is a member of the Board of Directors, is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors or a Board committee, a majority of the members of which are Continuing Directors.

(iii) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, but shall not include (x) the Company or any subsidiary of the Company or (y) any person, entity or “group” which is a beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities as of the date of this Agreement; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(iv) For purposes of this Section 3 only, termination of employment for “Cause” shall mean termination by the Company (or any successor company or affiliated entity with which Employee is then employed) of Employee’s employment based upon (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Employee’s termination for “Good Reason” as defined below), (ii) the Employee’s conviction or plea bargain in connection with the commission or alleged commission of any felony or misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company (or any successor company or affiliated entity with which Employee is then employed), its other employees or its customers, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company (or any successor company or affiliated entity with which Employee is then employed).

(v) “Good Reason” shall mean the occurrence of any of the following events following a Change in Control, except for the occurrence of such an event in connection with the termination of Employee’s employment by the Company (or any successor company or affiliated entity with which Employee is then employed) for Cause, disability (as defined in Section 4(c)) or death:

(A) the assignment to Employee of employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held by Employee immediately prior to the Change in Control;

(B) a reduction in Employee’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(C) requiring Employee to work in a location more than 50 miles from Employee’s office location immediately prior to the Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Employee’s business travel obligations immediately prior to the Change in Control.

(c) Notwithstanding any contrary provision in this Agreement or in the Plan, if a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Employee, (i) may determine that Employee shall receive, in lieu of some or all of the shares of Common Stock subject to this Option, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares on the effective date of such Change in Control over the Option Price, subject to any applicable withholding for income or payroll taxes or (ii) terminate this Option to the extent it is not exercised as of the date of any such Change in Control.”

4. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its subsidiaries, except that:

(a) If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 4(b) below) or Employee’s death or disability (as set forth in Section 4(c)), Employee may at any time within a period of twelve (12) months after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee’s employment. Employee understands that if the Option or any portion of the Option is exercised later than three (3) months from the date of termination of employment, the Option or such portion of the Option may not qualify for treatment as an incentive stock option within the meaning of Section 422 of the Code.

(b) If Employee’s employment is terminated for Cause, the Option shall be terminated effective immediately upon the act giving rise to such termination. As used in this Section 4 only, “Cause” shall mean (i) Employee’s breach of any contractual obligation to the Company under the terms of the Plan, a stock option agreement, or any other agreement between Employee and the Company, or of any fiduciary duty to the Company, (ii) Employee’s conviction of any crime involving moral turpitude or any felony, (iii) Employee’s failure to carry out any reasonable directive of the Company, (iv) Employee’s embezzlement of funds of the Company, (v) any conduct by Employee which is detrimental to the Company, (vi) any failure by Employee to comply with the policies or performance standards of the Company, or (vii) a demonstrated lack of commitment of Employee to the Company.

(c) If Employee shall die while the Option is still exercisable according to its terms, or if employment is terminated because Employee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators, or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of death, termination of employment, if earlier, or date of termination for such disability.

(d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

5. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including bank check, personal check or money order payable to the Company), or, with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Employee having a fair market value equal to the full purchase price of the shares being acquired or a combination of cash and such shares. For these purposes, the fair market value of the Company’s Common Stock as of any date shall be as reasonably determined by the Company.

(a) The Option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b) Employee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or (to the extent permitted by applicable law) with the approval of the Company in its sole and absolute discretion (and upon such terms and conditions as the Company may require) (i) by delivering to the Company for cancellation of shares of Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, (ii) so long as Employee is not an officer or director of the Company, by delivering to the Company the full option price in a combination of cash and Employee’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iii) by delivering to the Company a combination of cash, Employee’s promissory note (to the extent permitted) and Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company’s Common Stock as of any date shall be as reasonably determined by the Company pursuant to the Plan.

6. Forfeiture of Option and Option Gain Resulting From Certain Activities.

(a) If, at any time that (i) is two (2) years after the date that Employee has exercised the Option or (ii) is two (2) years after the date of the termination of Employee’s employment with the Company for any reason whatsoever while an option agreement under the Plan is in effect, whichever is longer, Employee engages in any Forfeiture Activity (as defined below) then (i) the Option shall immediately terminate effective as of the date any such activity first occurred, and (ii) any gain received by Employee pursuant to the exercise of the Option granted hereunder must be paid to the Company within 30 days of demand for such payment by the Company. For purposes hereof, the gain on any exercise of the Option shall be determined by multiplying the number of shares purchased pursuant to the Option times the excess of the fair market value of a share of the Company’s common stock on the date of exercise (without regard to any subsequent increase or decrease in the fair market value) over the exercise price. The fair market value of the Common Stock as of any date shall be as reasonably determined by the Company.

(b) As used herein, Employee shall be deemed to have engaged in a Forfeiture Activity if Employee (i) directly or indirectly, engages in any business activity on his or her own behalf or as a partner, shareholder, director, trustee, principal, agent, employee, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company, or solicits, entices or induces any employee or representative of the Company to engage in any such activity, (ii) directly or indirectly solicits, entices or induces (or assists any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom Employee had contact in the course of his or her employment with the Company to deal with a competitor of the Company, or (iii) fails to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential.

(c) If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Employee. Employee shall acknowledge that the remedy of law for any breach of the foregoing covenant not to compete will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief.

7. Miscellaneous.

(a) Neither the Plan nor this Agreement shall (i) be deemed to give any individual a right to remain an employee of the Company, (ii) restrict the right of the Company to discharge any employee, with or without cause, or (iii) be deemed to be a written contract of employment. Employee shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Employee upon exercise of the Option.

(b) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(c) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 4(c), and during Employee’s lifetime the Option is exercisable only by Employee.

(d) If there shall be any change in the common stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder; provided, however, that the number of shares subject to the Option shall always be a whole number.

(e) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s common stock as will be sufficient to satisfy the requirements of this agreement.

(f) If Employee shall dispose of any of the shares of common stock acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the date of exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to assure (i) notice to the Company of any disposition of the shares of the Company within the time periods described above, and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g) The Company, in its sole and absolute discretion, may allow Employee to satisfy Employee’s federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the shares of common stock otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its common stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes, in accordance with such rules.

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IN WITNESS WHEREOF, the Company and Employee have executed this agreement as of the date set forth in the first paragraph.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ KAMLESH R. TEJWANI
Its:	President and CEO

EMPLOYEE:

/s/ JOHN F. O’NEILL
John F. O’Neill

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